Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                          Date of Report: June 12, 2003

                       RICK'S CABARET INTERNATIONAL, INC.
         (Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

         Texas                        0-26958                    76-0037324
(State Or Other Jurisdiction    (Commission File Number)     (IRS Employer
Of Incorporation                                             Identification No.)
Or Organization)

                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 820-1181
            (Registrant's  Telephone  Number,  Including  Area  Code)



ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS.

     On June 12, 2003, Rick's Cabaret International, Inc. ("Rick's") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Taurus Entertainment Companies, Inc. ("Taurus"), whereby Taurus agreed to sell to Rick's the assets and liabilities of Taurus related to all of Taurus' adult entertainment businesses, including all issued and outstanding shares of common stock of Taurus's subsidiaries (other than Bluestar Physical Therapy, Inc., as discussed below), which are: (i) Broadstreets Cabaret, Inc., a Texas corporation; (ii) XTC Cabaret, Inc., a Texas Corporation; and (iii) Citation Land, L.L.C, a Texas limited liability company in exchange for 3,752,008 shares of common stock of Taurus owned by Rick's and $20,000 in cash. The 3,752,008 shares were cancelled by Taurus. The terms and conditions of the Asset Purchase Agreement were the result of arm's length negotiations. However, no appraisal was taken.

     Prior to entering into the Asset Purchase Agreement, Taurus, of which Rick's owned 93% of the then outstanding shares of common stock, entered into a Stock Exchange Agreement with Mr. Alfred Oglesby pursuant to which Taurus acquired all of the issued and outstanding shares of common stock of Bluestar Physical Therapy, Inc., a Texas corporation ("Bluestar") in exchange for 9,650,000 shares of restricted common stock of Taurus. Bluestar's business strategy is to acquire, develop and operate licensed outpatient physical therapy clinics nationwide. The terms and


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conditions of the Stock Exchange Agreement were the result of arm's length negotiations.  However, no appraisal was taken.

     In addition to entering into the Asset Purchase Agreement, Rick's agreed to indemnify Taurus for all of the liabilities of Taurus assumed by Rick's pursuant to the Asset Purchase Agreement (the "Indemnified Liabilities"). The Indemnified Liabilities are any liabilities related to the assets acquired by Rick's from Taurus that existed or that may arise in the future under an Indemnification and Transaction Fee Agreement ("Indemnification Agreement") that was executed on June 12, 2003. Under the Indemnification Agreement, Taurus agreed to pay $270,000 to Rick's, payable $140,000 at closing, with $60,000 due on July 15, 2003, and $70,000 due on August 15, 2003. Mr. Oglesby personally guaranteed the payment of the remaining $130,000. The terms and conditions of the Asset Purchase Agreement and the Indemnification Agreement were the result of arm's length negotiations. However, no appraisal was taken.

     Prior to these transactions, we owned 93% of the outstanding shares of common stock of Taurus. After these transactions, we own approximately 2% of Taurus' common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number          Description

10.1                    Asset Purchase Agreement

10.2                    Indemnification and Transaction Fee Agreement



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RICK'S CABARET INTERNATIONAL, INC.



                                   ---------------------------------------------
                                   By:   /s/ Eric Langan
Date: June 13, 2003                Eric Langan
                                          President and Chief Accounting Officer


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